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                                                                     EXHIBIT 3.3







                                     BYLAWS




                                       OF




                            BILL BARRETT CORPORATION
                            (A DELAWARE CORPORATION)


                          (As Approved Pursuant To The
                       Organizational Consent Of Directors
                         Effective As Of April 29, 2002)













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                                     BYLAWS

                                       OF

                            BILL BARRETT CORPORATION


                                   ARTICLE I.
                                    Offices

         The registered office of the corporation shall be in the City of Wilmington and County of New Castle, State of Delaware or such other city and county as the board of directors shall determine.

         The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II.
                                  Stockholders

         Section 1. ANNUAL MEETING. The annual meeting of the stockholders shall be held at a time and date fixed by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held at the annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

         Section 2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute, may be called by the president or by the board of directors.

         Section 3. PLACE OF MEETING. The person or persons authorized to call any annual or special meeting may designate any place, either within or outside Delaware, as the place for the meeting. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or outside Delaware, as the place for such meeting. If no designation is made, the place of meeting shall be the principal corporate offices of the corporation.

         Section 4. RECORD DATES.

                  (a) MEETINGS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding



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the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                  (b) RECORD DATE FOR ACTION BY WRITTEN CONSENT. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall reasonably promptly, but in all events within ten (10) business days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 4(b)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 4(b) or otherwise within ten (10) business days after the date on which such a request is received, the record date for determining stockholders entitled to consent to such corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

         Section 5. NOTICE OF MEETING. Except as otherwise provided herein, written notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, unless otherwise required by statute, either personally, by mail or by electronic mail, to each stockholder of record entitled to vote at such meeting. Notice shall be deemed given to a stockholder when it is (i) personally delivered to the stockholder, (ii) left at the stockholder's residence or usual place of business, (iii) mailed to the stockholder at the stockholder's address as it appears on the records of the corporation, or (iv) transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock books of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided, however, that notice shall be given if the adjourned meeting is to be is reconvened more than 30 days after the original meeting date or if after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

         Section 6. ORGANIZATION. The president or any vice president shall call meetings of stockholders to order and act as chairman of such meetings. In the absence of said officers, any stockholder entitled to vote at that meeting, or any proxy of any such stockholder, may call the meeting to order and a



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chairman shall be elected by a majority of the stockholders entitled to vote at that meeting. In the absence of the secretary or any assistant secretary of the corporation, any person appointed by the chairman shall act as secretary of such meetings.

         Section 7. AGENDA AND PROCEDURE. The board of directors shall have the responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The chairman shall be charged with the orderly conduct of all meetings; provided however, that in the event of any difference in opinion with respect to the proper cause of action which cannot be resolved by reference to statute, or to the certificate of incorporation or these bylaws, Robert's Rules Of Order (as last revised) shall govern the disposition of the matter.

         Section 8. VOTING LISTS. The officer who has charge of the stock books of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of each stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 9. QUORUM. The majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of business except as otherwise provided by statute or the certificate of incorporation. If fewer than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 5 of this Article II until a quorum shall be present or represented.

         Section 10. MANNER OF ACTING. When a quorum is present at any meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a different vote is required by law or the certificate of incorporation, in which case such express provision shall govern.

         Section 11. INFORMAL ACTION BY STOCKHOLDERS.

                  (a) Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, provided that a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would require the filing of a certificate with the Secretary of State of Delaware under the General Corporation Law of the State of Delaware if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required under law concerning any vote of stockholders, that written consent has been given in accordance with the provision of law and that written notice has been given as provided by law.


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                  (b) REVIEW OF WRITTEN CONSENT. In the event of the delivery, in the manner provided by Section 4(b), to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations (each such written consent and related revocation is referred to in this Section 11(b) as a "Consent"), the Secretary shall provide for the safe-keeping of such Consent and shall conduct such reasonable investigation as he or she deems necessary or appropriate for the purpose of ascertaining the validity of the Consent and all matters incident thereto, including, without limitation, whether stockholders having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the election, designation, appointment, removal or replacement of one or more members of the Board of Directors, the Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing the actions of the Secretary under this Section 11(b). For the purpose of permitting the Secretary or the independent inspectors (as the case may be) to perform the functions under this Section 11(b), no action by written consent without a meeting shall be effective until such date as the Secretary or the independent inspectors (as the case may be) certify to the Corporation that the Consents delivered to the Corporation in accordance with Section 11(b) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 11(b) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent, whether before or after such investigation or certification by the Secretary or the independent inspectors (as the case may be), or to take any other actions including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation.

                  (c) EFFECTIVENESS OF WRITTEN CONSENT. Every written consent shall bear the date of signature of each stockholder who signs the written consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the date the earliest dated written consent was received in accordance with Section 4(b), a written consent or consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in Section 4(b).

         Section 12. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any other person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period.

         Section 13. VOTING OF SHARES. Unless otherwise provided in the certificate of incorporation and subject to the provisions of Section 4 of this
Article II, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

         Section 14. VOTING OF SHARES BY CERTAIN HOLDERS. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such shares and vote thereon. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and if furnished with a copy of the instrument or order appointing them



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or creating the relationship wherein it is so provided, their acts with respect to voting shall be as set forth in the General Corporation Law of the State of Delaware.

         Section 15. INSPECTORS. The chairman of the meeting may at any time appoint one or more inspectors to serve at a meeting of the stockholders. Such inspector(s) shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspector(s) does not need to be a stockholder of the corporation, and any director or officer of the corporation may be an inspector on any question other than a vote for or against his election to any position with the corporation or on any other question in which he may be directly interested.

         Section 16. STOCKHOLDER PROPOSALS. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors (or any duly authorized committee thereof). No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation
(i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 16 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 16.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have been given timely notice thereof in proper written form to the secretary of the corporation.

         To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than 130 days prior to the date of the anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty
(30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for a giving of a stockholder's notice under this
Section 16.

         To be in proper written form, a stockholder's notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support the proposal, and the class and number of shares of the



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corporation's capital stock known to be beneficially owned by such other stockholders, and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, notwithstanding anything in this Section 16 to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual or special meeting must comply with Article III,
Section 3 of these bylaws for such nomination or nominations to be properly brought before such meeting.

         No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 16, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 16 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                  ARTICLE III.
                               Board Of Directors

         Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of its board of directors, except as otherwise provided in the General Corporation Law of the State of Delaware or the certificate of incorporation. The directors are deemed to be in a fiduciary relationship with the corporation and the stockholders.

         Section 2. NUMBER, TENURE AND QUALIFICATION. The number of directors of the corporation shall be as determined by the board of directors and shall be not less than one nor more than nine. Directors shall be elected at each annual meeting of stockholders, except as otherwise provided in Section 4 of this Article, by a vote of a majority of stockholders present in person or by proxy at a meeting at which a quorum is present. Each director shall hold office for a term of one year and until his successor shall have been elected and shall qualify or until the earliest of his death, resignation or removal. A director can be reelected by the stockholders. Directors need not be residents of Delaware or stockholders of the corporation.

         Section 3. NOTICE OF NOMINATIONS. Nominations for the election of directors may be made by the board of directors or a committee of the board of directors or by any stockholder entitled to vote for the election of directors. Nominations by the board of directors or a committee of the board of directors may be made by oral or written notice delivered to the secretary of the corporation by any officer or director on behalf of the board of directors or committee at any time prior to or at any meeting of the stockholders at which directors are to be elected. Each notice of nomination of directors by the board of directors or a committee of the board of directors shall set forth the names of the nominees. Nominations by stockholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the corporation not less than 90 days nor more than 130 days prior to (i) any meeting (other than an annual meeting) at which directors are to be elected, appointed or designated or, (ii) in the case of an annual meeting, the anniversary of the previous year's annual meeting; provided, however, if, (x) in the case of an annual meeting, the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date or, (y) in the case of any other meeting, less than 100 days' notice of the meeting is given to stockholders, then notice by the stockholder must be delivered to the corporation no later than the close of business ninety (90) days prior to such meeting or the tenth day following the day on which notice of the date of the meeting was mailed or public


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disclosure of the date of the meeting was first made by the corporation (and in no event shall the public announcement of an adjournment of the meeting commence a new time period for the giving of a stockholder's notice under this Section
3).

                  To be in proper form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required in connection with solicitation of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving notice (i) the name and record address of such stockholder,
(ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The chairman of any meeting of stockholders of the corporation may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 4. VACANCIES. Any director may resign at any time by giving written notice to the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy or newly created directorship resulting from an increase in the authorized number of directors may be filled by the affirmative vote of the majority of directors then in office, although less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified, unless sooner displaced. If at any time, by reason of death, resignation or other cause, the corporation should have no directors in office, then an election of directors may be held in the manner provided by law. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill any vacancy or vacancies, with the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next annual election and until his successor is duly elected and has qualified.

         Section 5. REGULAR MEETINGS. Unless otherwise approved by the board of directors, a regular meeting of the board of directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of stockholders. The board of directors may provide by resolution the time and place, either within or outside Delaware, for the holding of additional regular meetings without other notice than such resolution.


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         Section 6. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chief executive officer, the chief operating officer, the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Delaware, as the place for holding any special meeting of the board of directors called by them.

         Section 7. NOTICE. Notice of any special meeting shall be given at least 24 hours previous thereto by written notice delivered personally, or at least one business day (and not less than 24 hours) previous thereto if sent by facsimile to the business address of the director, or at least five days previous thereto if mailed to a director at his business address, or by notice given at least two days previous thereto by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 8. QUORUM. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. MANNER OF ACTING. Except as may be otherwise specifically provided by law or the certificate of incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

         Section 10. REMOVAL. Unless otherwise restricted by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares then entitled to be cast generally for the election of directors.

         Section 11. COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to authorize dividends on stock, issue stock (other than as provided in the immediately following paragraph), recommend to the stockholders any action which requires stockholder approval, amend the bylaws, or approve any merger or share exchange which does not require stockholder approval.

                  If the board of directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the board, in accordance with that general authorization or any stock option or other plan or



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program adopted by the board, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued.

         Section 12. COMPENSATION. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at such meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of any committee of the board may be allowed like compensation for attending committee meetings.

         Section 13. ACTION BY WRITTEN CONSENT OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the board or committee.

         Section 14. MEETINGS BY TELEPHONE. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such manner shall constitute presence in person at the meeting.

                                   ARTICLE IV.
                               Officers And Agents

         Section 1. GENERAL. The officers of the corporation shall be a president, a secretary and a treasurer. The board of directors may appoint such other officers, assistant officers, and agents, including a chief executive officer, chief financial officer, chairman of the board, one or more vice-chairmen of the board, vice presidents, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the board of directors. Any number of offices may be held by the same person with the exception of the office of president and secretary being held simultaneously by the same person, or as otherwise provided in the certificate of incorporation or these bylaws.

         Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the stockholders. If the election of officers shall not be held at that meeting, an election of officers shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall qualify or until the earliest to occur of his death, resignation or removal.

         Section 3. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed at any time by the board whenever in its judgment the best interests of the corporation will be served thereby.

         Section 4. VACANCIES. Any officer may resign at any time upon written notice to the corporation. Such resignation shall take effect at the time stated therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office by death, resignation, removal or otherwise shall be filled by the board of directors for the unexpired portion of the term or for any other term specified by the board of directors. If any officer shall be absent or unable for any reason to perform his duties, the board of directors, to the extent not otherwise inconsistent with these bylaws or law, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or assistant officer as seems advisable to the board.

         Section 5. AUTHORITY AND DUTIES OF OFFICERS. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below, and as may be otherwise specified by the board of directors or by these bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law, and in cases where the duties of any officer or agent are not prescribed by these bylaws or by the board of directors, such officer or agent shall follow the orders and instructions of (a) the chief executive officer, if a chief executive officer is elected, the chief operating officer, if a chief operating officer is elected, the president, and if a chairman of the board is elected, then (b) the chairman of the board.

                  (a) President. The president, subject to the direction and supervision of the board of directors, shall have the following responsibilities: (i) be the chief executive officer of the corporation and have general and active control of its affairs, business and property and general supervision of its officers, agents and employees; (ii) preside at all meetings of the stockholders; (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) sign or countersign all certificates, contracts and other instruments of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In addition, the president shall, unless otherwise directed by the board of directors, attend in person or by substitute appointed by them, or by written instruments appointing proxy or proxies to represent the corporation, all meetings of the stockholders of any corporation in which the corporation shall hold any stock and may, on behalf of the corporation, in person or by substitute or proxy, execute written waivers of notice and consents with respect to such meetings. At all such meetings, and otherwise, the president, in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consent and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the board of directors. Subject to the directions of the board of directors, the president shall exercise all other powers and perform all other duties normally incident to the office of president of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the board.

                  (b) Chairman Of The Board. If a chairman of the board has been elected, the chairman of the board shall be the presiding officer at meetings of the board of directors and shall have, subject to the direction and modification of the board of directors, all the same responsibilities, rights and obligations as described in these bylaws for the president.

                  (c) Vice Presidents. The vice presidents, if any shall be elected, and if they be so directed, shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president designated by the board of directors or (if there be no such designation) designated in writing by the president shall have the powers and perform the duties of the president. If no such designation shall be made all vice presidents may exercise such powers and perform such duties.

                  (d) Secretary. The secretary shall perform the following functions: (i) record or cause to be recorded the proceedings of the meetings of the stockholders, the board of directors and any committees of the board of directors in a book to be kept for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation's registered office or principal place of business within or outside Delaware a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all other duties as from time to time may be assigned to him by the president, or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

                  (e) Treasurer. The treasurer shall perform the following functions: (i) be the principal financial officer of the corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts and acquittances for monies paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations; and (iv) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or the board of directors. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

         Section 6. SURETY BONDS. The board of directors may require any officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 7. SALARIES. Officers of the corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the board of directors.

                                   ARTICLE V.
                                     Stock

         Section 1. CERTIFICATES. Each holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation by the president or a vice-president or the chairman of the board and countersigned by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates of stock shall be consecutively numbered and shall be in such form consistent with law as shall be prescribed by the board of directors.

         Section 2. RECORD. A record shall be kept of the name and address of each person or other entity holding the stock represented by each certificate for shares of the corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the corporation.

         Section 3. CONSIDERATION FOR SHARES. Shares shall be issued for such consideration (but not less than the par value thereof) as shall be determined from time to time by the board of directors. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the board. Such consideration may consist, in whole or in part, of cash, personal property (whether tangible or intangible), real property, leases of real property, labor or services actually rendered, or promissory notes or other obligations for future payment in money, and, subject to the provisions of Section 4 of this
Article V, shall be fully paid in such form prior to the issuance of the certificate representing such shares, in such manner and at such times as the directors may require.

         Section 4. ISSUANCE OF STOCK. The capital stock issued by the corporation must be non-assessable. It shall be deemed to be fully paid and nonassessable stock, if: (a) the entire amount of the consideration has been received by the corporation in the form or forms set forth in Section 3 of this
Article V and if any part of the consideration is in the form of a promissory note or other obligation, such note or obligation has been satisfied in full; or
(b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the corporation in the form or forms set forth in Section 3 of this Article V and the corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the board of directors from issuing partly paid shares as described herein.

                  The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend upon partly paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

                  The directors may from time to time demand payment, in respect of each share of stock not fully paid, of such sum of money as the necessities of the business may, in the judgment of the board of directors, require, not exceeding in the whole, the balance remaining unpaid on said stock, and such sum so demanded shall be paid to the corporation at such times and by such installments as the directors shall direct. The directors shall give written notice of the time and place of such payments, which notice shall be mailed to each holder or subscriber to his last known post office address at least thirty days before the time for such payment for stock which is not fully paid.

                  The corporation may, but shall not be required to, issue fractional shares of stock. If it does not issue fractions of a share, it shall:
(a) eliminate a fractional interest by rounding off to a full share of stock;
(b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or (c) issue scrip or other evidence of ownership which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The board of directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the board of directors may impose.

                  The board of directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation.

         Section 5. LOST CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require the owner of the certificate to give a bond in such form and amount and with such surety as it may determine, before issuing a new certificate in order to provide for indemnification of the corporation against any loss or claim arising as a result of the issuance of the new certificate.

         Section 6. TRANSFER OF SHARES. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in the stock books; provided however, that the corporation shall not be required to effect the requested transfer if the corporation believes the requested transfer would be in violation of any applicable law, regulation, court order or other restriction of any nature.

         Section 7. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and the corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof except as otherwise provided by the laws of the State of Delaware.

         Section 8. TRANSFER AGENTS, REGISTRARS AND PAYING AGENTS. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Delaware. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                                   ARTICLE VI.
                    Indemnification Of Officers And Directors

         Section 1. INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHERS. Subject to Section 2 of this Article VI, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation, or is or was at any time since the inception of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including serving as trustee, plan administrator or other fiduciary of any employee benefit plan, shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect).

         Section 2. INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES PURSUANT TO THE COMMON LAW OR STATUTORY PROVISIONS OTHER THAN THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation, or is or was at any time since the inception of the corporation serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including serving as trustee, plan administrator or other fiduciary of any employee benefit plan, shall be indemnified by the corporation to the full extent permitted by the common law and by any statutory provision other than the General Corporation Law of the State of Delaware.

         Section 3. MANDATORY ADVANCE OF EXPENSES. Reasonable expenses incurred in defending any action, suit or proceeding described in Section 1 or 2 of this
Article VI shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation by the director, officer or employee of such director's, officer's or employee's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized by Section 2-145 of the Delaware General Corporation Law has been met, and (ii) an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

         Section 4. PAYMENT OF INDEMNIFIED CLAIMS. Reasonable amounts required to be paid in settlement or as a judgment in any action, suit or proceeding described in Section 1 or 2 of this Article VI shall be paid by the corporation within 90 days of the receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article; provided however, that the corporation shall not be required to pay such amounts if a majority of the members of the Board of Directors vote to deny the request for indemnification within the 90 day period set forth in this Section 4 if such amounts previously have not been paid by the corporation in accordance with this Section 4.

         Section 5. RIGHTS OF APPEAL. In the event that the corporation advances funds for indemnification pursuant to this Article, and, subsequently, indemnification pursuant to this Article is declared unenforceable by a court, or the corporation determines that the director, officer or employee on whose behalf the funds were advanced is not entitled to indemnification pursuant to this Article, then such director, officer or employee shall have the right to retain the indemnification payments until all appeals of the court's or the corporation's decision have been exhausted.

         Section 6. ADDITIONAL INDEMNIFICATION. Without limiting the indemnification otherwise provided by this Article VI, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation or a wholly owned subsidiary of the corporation, or is or was at any time since the inception of the corporation a trustee, plan administrator or other fiduciary of any employee benefit plan of the corporation or a wholly owned subsidiary of the corporation, shall be indemnified by the corporation against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, including an action or suit by or in the right of the corporation to procure a judgment in its favor, if he (i) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, (ii) his conduct was not material to the matter giving rise to the proceeding and was not committed in bad faith or was the result of active and deliberate dishonesty,
(iii) he did not actually receive an improper personal benefit in money, property or services, and (iv) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 7. INDEMNIFICATION NOT EXCLUSIVE. The indemnification provided in this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 8. INSURANCE. By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board may deem appropriate, on behalf of any person who is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under applicable provisions of laws.

         Section 9. APPLICABILITY; EFFECT. Any indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall be applicable to acts or omissions that occurred prior to the adoption of this
Article VI, shall continue as to any persons who ceased to be a director, officer, or employee of the corporation or a wholly owned subsidiary of the corporation, or was serving as or has since ceased to be a trustee, plan administrator or other fiduciary of any employee benefit plan of the corporation or a wholly owned subsidiary of the corporation, and shall inure to the benefit of the heirs, executors, and administrators of such person. The repeal or amendment of this Article VI or any Section or provision hereof which would have the effect of limiting, qualifying or restricting any of the powers or rights of indemnification provided or permitted in this Article VI shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person, or affect any right of indemnification of such person, with respect to any acts or omissions which occurred prior to such repeal or amendment. All rights under this Article VI shall be deemed to be provided by a contract between the corporation and each person covered hereby.

         Section 10. SAVINGS CLAUSE. If this Article VI or any Section or provision hereof shall be invalidated by any court on any ground, then the corporation shall nevertheless indemnify each party otherwise entitled to indemnification hereunder to the fullest extent permitted by law or any applicable provision of this Article VI that shall not have been invalidated.

                                  ARTICLE VII.
                     Execution Of Instruments; Loans; Checks
                       And Endorsements; Deposits; Proxies

         Section 1. EXECUTION OF INSTRUMENTS. The president or any vice president shall have the power to execute and deliver on behalf of and in the name of the corporation any instrument requiring the signature of an officer of the corporation, except as otherwise provided by law or in these bylaws or where the execution and delivery thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. Unless authorized to do so by these bylaws or by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

         Section 2. LOANS TO DIRECTORS, OFFICERS AND EMPLOYEES. The corporation may lend money to, guarantee the obligations of and otherwise assist directors, officers and employees of the corporation, or directors of another corporation of which the corporation owns a majority of the voting stock, only upon compliance with the requirements of the General Corporation Law of the State of Delaware.

         Section 3. CHECKS AND ENDORSEMENTS. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed by such officers or agents of the corporation as shall from time to time be determined by resolution of the board of directors, which resolution may provide for the use of facsimile signatures.

         Section 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the board of directors, which resolution may specify the officers or agents of the corporation who shall have the power, and the manner in which such powers shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the corporation or its order.

         Section 5. PROXIES. Unless otherwise provided by resolution adopted by the board of directors, the president or any vice president may from time to time appoint one or more agents or attorneys-in-fact of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity or to consent in writing, in the name of the corporation as such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VIII.
                                  Miscellaneous

         Section 1. WAIVERS OF NOTICE. Whenever notice is required to be given by law, by the certificate of incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need to be specified in any written waiver or notice unless so required by the certificate of incorporation or these bylaws.

         Section 2. PRESUMPTION OF ASSENT. A director or stockholder of the corporation who is present at a meeting of the board of directors or stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or stockholder who voted in favor of such action.

         Section 3. SEAL. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation and the words "Seal, Delaware." The custodian of the seal shall be the secretary, who along with the president or other officer authorized by the board of directors, may affix the seal to documents of the corporation.

         Section 4. AMENDMENTS. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the board of directors at any meeting of the directors. These bylaws may be altered, amended, or repealed or new bylaws may be adopted by a vote of a majority of the outstanding shares, without the necessity of the concurrence of the board of directors.

         Section 5. EMERGENCY BYLAWS. Subject to repeal or change by action of the stockholders, the board of directors may adopt emergency bylaws in accordance with and pursuant to the provisions of the General Corporation Law of the State of Delaware.




                                    * * * * *